Exhibit 10.23

[           ], 2015

[Investor fund]

[Street address]

[City, state, zip]

Dear Sirs:

This letter will confirm our agreement that, in connection with the receipt by [Investor], a Delaware [entity form] (“Investor”), of shares of common stock, $0.01 par value per share, of Bellerophon Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the Company’s conversion from a Delaware limited liability company to a Delaware corporation pursuant to the Plan of Conversion dated on or about the date hereof, Investor will be entitled to the following contractual management rights relating to the Company and its direct and indirect subsidiaries (collectively, the “Management Rights”).

1.             Investor shall be entitled to routinely consult with and advise management of the Company with respect to operations of the Company and its direct and indirect subsidiaries, including all the Company’s business and financial matters and management’s proposed annual operating plans, and management will meet regularly during each year with representatives of Investor (the “Representatives”) at the Company’s facilities at mutually agreeable times for such consultation and advice, including to review progress in achieving said plans.  The Company shall give Investor reasonable advance written notice of any significant new initiatives or material changes to existing operating plans of the Company and its direct and indirect subsidiaries and shall afford Investor adequate time to meet with management to consult on such initiatives or changes prior to implementation.  The Company agrees to give due consideration to the advice given and any proposals made by Investor.

2.             Investor may inspect all documents, contracts, books, records, personnel, offices and other facilities and properties of the Company and its direct and indirect subsidiaries and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its legal advisors and accountants, including the accountants’ work papers, and Investor may make such copies and inspections thereof as Investor may reasonably request.  The Company shall furnish Investor with such financial and operating data and other information with respect to the business and properties of the Company and its direct and indirect subsidiaries as Investor may request.  Notwithstanding the foregoing, the Company shall be permitted to exclude Investor from access to any materials to the extent that such exclusion is reasonably necessary to preserve the attorney-client privilege.  The Company shall permit the Representatives to discuss the affairs, finances and accounts of the Company and its direct and indirect subsidiaries with the principal officers of the Company and to make proposals and furnish advice with respect thereto to such persons.

3.             [At any time during which Investor does not have the direct contractual right to designate a representative to serve on the Board of Directors (or similar managing entity) of the Company (the “Board”), Investor shall have the right to designate one (1) observer who shall be entitled to attend all meetings of the Board (and all material committees thereof) and receive copies of all materials provided to the Board, including, without limitation, notices, minutes, consents and any and all other materials provided to Board members, provided that such observer shall have no voting rights with respect to actions taken or elected not to be taken by the Board; provided, that information or materials that the Board reasonably determines in good faith to be highly confidential, in the nature of trade secrets or, based on the written advice of counsel, to be necessary to preserve the attorney-client privilege, need not be provided.  Such observer may participate in discussions of matters brought to the Board and may address the Board with respect to Investor’s concerns regarding business issues facing the Company and its subsidiaries.](1)

4.             The Company shall deliver to Investor:

(a)           as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and its direct and indirect subsidiaries as of the end of such period then ended, and consolidated statements of income and cash flows of the Company and its direct and indirect subsidiaries for the period then ended, in each case prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein and subject to the absence of footnotes and to year-end adjustments;

(b)           as soon as available and in any event within 120 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its direct and indirect subsidiaries as of the end of such year, and consolidated statements of income and cash flows of the Company and its direct and indirect subsidiaries for the year then ended, in each case prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation; and

(c)           to the extent the Company or any direct or indirect subsidiary is required by law or pursuant to the terms of any outstanding indebtedness of the Company or any direct or indirect subsidiary to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, prepared by the Company or any direct or indirect subsidiary as soon as available.

5.             Investor agrees, and shall cause the Representatives to agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with the exercise of Investor’s Management Rights under this letter agreement, unless otherwise required by law or unless such confidential information otherwise becomes publicly available or available to it other than through this letter agreement.

6.             The rights set forth in this letter agreement shall terminate and be of no further force or effect upon the date Investor no longer holds any securities of the Company.  The confidentiality provisions hereof will survive any such termination.

7.             The rights set forth in this letter agreement are intended to satisfy the requirement of contractual management rights for purposes of qualifying Investor’s interests in the Company as venture capital investments for purposes of the Department of Labor’s “plan assets”

(1)  This paragraph is only applicable to investment funds affiliated with New Mountain Capital.

regulations, and in the event that, after the date hereof, as a result of any change in applicable law or regulation or a judicial or administrative interpretation of applicable law or regulation, it is determined that such rights are not satisfactory for such purpose, Investor and the Company shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights which satisfy such regulations.

8.             The Company agrees that, at any time after the date hereof, upon the request of Investor and in connection with any sale or other transfer by Investor of its interests in the Company, the Company shall:  (i) provide each transferee with management rights substantially similar to those provided to Investor under this letter agreement, if such rights would facilitate the transferee’s ability to meet or comply with any regulatory or legal requirement or standard, including such rights as are necessary to cause the investment by the transferee to constitute a “venture capital investment” for purposes of the Department of Labor’s “plan assets regulation”, (ii) provide such transferee with such other rights as may be reasonably necessary for such transferee to comply with any other regulatory scheme to which such transferee may be subject and (iii) subject to any applicable restrictions on transfer, take any actions reasonably necessary to effectuate or facilitate such sale or transfer to such transferee.

9.             This letter agreement may not be amended, modified or canceled except by written agreement of all parties hereto.  This letter agreement is intended to be a legal and binding obligation of Investor and the Company.  This letter agreement cancels and supersedes the management rights letter dated February 12, 2014 by and between the parties hereto.

10.          This letter agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

11.          By execution and delivery of this letter agreement, each of the parties hereto hereby irrevocably and unconditionally (i) consents to submit to the exclusive jurisdiction of the federal and state courts located in the State of New York in New York County (collectively, the “Selected Courts”) for any action or proceeding arising out of or relating to this letter agreement, and agrees not to commence any action or proceeding relating thereto except in the Selected Courts (provided, that a party may commence any action or proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts); (ii) consents to service of any process, summons, notice or document in any action or proceeding by registered first-class mail, postage prepaid, return receipt requested or by nationally recognized courier guaranteeing overnight delivery and agrees that such service of process shall be effective service of process for any action or proceeding brought against it in any such Selected Court (provided, that nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law); (iii) waives any objection to the laying of venue of any action or proceeding arising out of this letter agreement in the Selected Courts; and (iv) waives and agrees not to plead or claim in any Selected Court that any such action or proceeding brought in any such Selected Court has been brought in an inconvenient forum.

12.          This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

Very truly yours,

BELLEROPHON THERAPEUTICS, INC.

By:
Name:
Title:

AGREED AND ACCEPTED THIS day of , 2015

[INVESTOR]

By:
Name:
Title:

[Signature Page to Management Rights Letter]